Exhibit 99.1
Oasis Midstream Partners LP Announces Quarter Ended September 30, 2017 Earnings

Houston, Texas — November 7, 2017 — Oasis Midstream Partners LP (NYSE: OMP) (the “Partnership” or “OMP”) today announced financial results for the quarter ended September 30, 2017 and provided an operational update.

Recent Highlights:

•
Completed initial public offering (“IPO” or the “Offering”) of 8,625,000 common units, representing limited partnership interests in OMP, and received net proceeds of $137.2 million, of which $131.6 million was distributed to Oasis Petroleum Inc. (“Oasis”), OMP’s sponsor.

•
Net cash provided by operating activities was $29.1 million for the three months ending September 30, 2017. Delivered gross Adjusted EBITDA of $29.6 million and net Adjusted EBITDA of $11.2 million for the entire third quarter of 2017. For the six-day post-IPO period from September 25, 2017 to September 30, 2017, generated net Adjusted EBITDA attributable to the Partnership of $0.7 million and Distributable Cash Flow (“DCF”) of $0.6 million. For definitions of Adjusted EBITDA and DCF and reconciliations of Adjusted EBITDA and DCF to net income and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

•
Announced construction of second Wild Basin Gas Plant (“Gas Plant II”) with total capacity of 200 million standard cubic feet per day (“MMscfpd”) to service gas production from Oasis’ highly economic inventory.

“We are excited for this new chapter in the Oasis story, as we successfully completed the OMP IPO,” said Taylor Reid, Chief Executive Officer of OMP. “Volumes were solid in all areas and in line with our expectations for the third quarter. Continued growth in volumes are expected to generate growing EBITDA and DCF. The strength of our relationship with Oasis creates a foundation for peer leading future growth, as we plan to deliver 20% long-term annual distribution growth.”

Mr. Reid added, “The new gas plant project offers OMP unitholders an attractive return and path to additional upside. The project enhances near-term EBITDA above the base forecast we provided in our IPO materials and is accretive to long-term EBITDA, distribution coverage, and distribution growth once the project is operational. Gas Plant II fits nicely with our strategy of funding opportunistic projects that are accretive to our unitholders, and we’re excited to be a part of the project.”

Gas Plant II Update

Oil and gas production from Oasis’ Wild Basin wells continues to exceed expectations, primarily due to higher frac intensity in the core areas of the Williston Basin. The initial gas to oil ratio (“GOR”) is generally higher in the core of the Williston Basin, including parts of McKenzie County, compared to the entire basin. The combined effect of these factors has resulted in record gas production levels in the Williston Basin and particularly in McKenzie County, where much of the drilling since 2015 has occurred and which now produces approximately half of the gas production in North Dakota. Due to the increased production of gas in the Williston Basin, there is a need for incremental processing capacity in the basin.

Gas production in Wild Basin has already surpassed original design expectations for the Partnership’s 80 MMscfpd gas plant, which is held by OMP’s wholly-owned development company (“DevCo”), Bighorn DevCo LLC (“Bighorn DevCo”), and recently has averaged gross gas production in Wild Basin of approximately 100 MMscfpd. Oasis initially evaluated options to process the incremental gas that is being produced in and around Wild Basin and subsequently began the front end engineering and design process for a second gas plant and began ordering long lead time items. Oasis recently made the decision to proceed with the construction of Gas Plant II, and on November 6, 2017, Oasis agreed to assign the project to the Partnership. In exchange for the assignment of Gas Plant II into Bighorn DevCo, OMP agreed to reimburse Oasis for 100% of its capital spent-to-date and will fund 100% of the remaining project capital. OMP funded the reimbursement under its revolving credit facility (the “Revolving Credit Facility”) and will have full rights to all cash flows generated from both gas plants held by Bighorn DevCo. For the nine months ended September 30, 2017, Oasis invested $57.0 million in Gas Plant II, and, on November 6, 2017, assigned $66.7 million of asset value to OMP, which included capital spent in October 2017. OMP expects to invest approximately $140.0 million for the entire Gas Plant II project and anticipates operations will begin in late 2018.

Additionally, temporary gas processing units with total capacity of 40 MMscfpd are being deployed in the coming weeks at the gas plant location to process gas volumes in excess of current processing capacity. Cash flows from these units will be attributed to Bighorn DevCo. The increase in EBITDA from these units will more than cover increased interest expense during construction of Gas Plant II. Once Gas Plant II is operational, distribution coverage is expected to further improve, and the runway for 20% annual distribution per unit growth is expected to be extended. Lastly, Oasis continues to expect to run two rigs in Wild Basin to develop this acreage position.

Quarterly Distribution

The Board of Directors of OMP’s general partner will declare the first quarterly cash distribution for the Partnership after the end of the fourth quarter 2017. As stated in the prospectus for the OMP IPO, the Partnership will not make a distribution for the period prior to the closing of the Offering. The amount of the distribution declared with respect to the fourth quarter 2017 will be adjusted to reflect the additional six-day period from the closing of the Offering on September 25, 2017 to September 30, 2017.
Operational and Financial Update
Select operational and financial statistics are in the following table:

	Quarter Ended:
	9/30/2017	6/30/2017
Bighorn DevCo	(In millions, except throughput volumes)
Crude oil services volumes (Bopd)	35,930	27,909
Natural gas services volumes (Mscfpd)	60,034	58,544
Operating income	$4.8	$3.8
Depreciation and amortization	1.1	1.1
Bobcat DevCo
Crude oil services volumes (Bopd)	28,253	22,659
Natural gas services volumes (Mscfpd)	92,579	80,146
Water services volumes (Bowpd)	30,693	27,239
Operating income	$13.5	$11.0
Depreciation and amortization	1.3	1.0
Beartooth DevCo
Water services volumes (Bowpd)	98,361	72,623
Operating income	$7.8	$7.7
Depreciation and amortization	1.5	1.4
Net assets excluded from the Offering
Operating income (loss)	$(1.0)	$0.6
Depreciation and amortization	0.2	0.3

Capital Expenditures

Capital Expenditures (“CapEx”) for the entire third quarter totaled $34.8 million gross and $7.9 million net. Net CapEx attributable to the Partnership from September 25, 2017 to September 30, 2017 totaled $0.5 million. Net maintenance CapEx for the entire third quarter was $1.3 million, of which $0.1 million was attributable to the Partnership from September 25, 2017 to September 30, 2017. The following table depicts total CapEx by each of OMP’s development companies for the entire third quarter:

	3Q 2017 CapEx ($ in millions)
DevCo	OMP Ownership	Gross	Net
Bighorn	100%	$0.7	$0.7
Bobcat	10%	21.7	2.2
Beartooth	40%	12.4	5.0
Total CapEx		$34.8	$7.9

Financial Position and Liquidity

As of September 30, 2017, OMP had no cash on hand, and an undrawn $200.0 million Revolving Credit Facility. Pro forma for the Gas Plant II assignment, OMP has $66.7 million drawn on its Revolving Credit Facility.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Wednesday, November 8, 2017
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/23144
OR:
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	1036919
Website:	www.oasismidstream.com

A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, November 15, 2017 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10113599
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership's business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2017	December 31, 2016
	(In thousands, except unit data)
ASSETS
Current assets
Accounts receivable	$19	$667
Accounts receivable from Oasis Petroleum	5,611	11,721
Insurance receivable	—	5,096
Prepaid expenses	29	1,006
Total current assets	5,659	18,490
Property, plant and equipment	522,098	453,695
Less: accumulated depreciation and amortization	(29,861)	(22,160)
Total property, plant and equipment, net	492,237	431,535
Other assets	1,948	3
Total assets	$499,844	$450,028
LIABILITIES AND EQUITY
Current liabilities
Accounts payable due to Oasis Petroleum	$341	$3,314
Accrued liabilities	5,790	32,179
Accrued interest payable	4	—
Current income taxes payable	—	41,063
Total current liabilities	6,135	76,556
Asset retirement obligation	1,257	1,713
Deferred income taxes	—	40,084
Total liabilities	7,392	118,353
Commitments and contingencies
Net parent investment / partners’ capital
Net parent investment	—	331,675
Common units - public (7,511,766 units outstanding as of September 30, 2017)	115,963	—
Common units - Oasis Petroleum (5,125,000 units outstanding as of September 30, 2017)	39,455	—
Subordinated units - Oasis Petroleum (13,750,000 units outstanding as of September 30, 2017)	105,855	—
Non-controlling interests	231,179	—
Total net parent investment / partners' capital	492,452	331,675
Total liabilities and net parent investment / partners' capital	$499,844	$450,028

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per unit data)
Revenues
Midstream services for Oasis Petroleum	$47,002	$29,062	$123,777	$87,691
Midstream services for third parties	379	215	1,556	339
Total revenues	47,381	29,277	125,333	88,030
Operating expenses
Direct operating	13,015	7,806	31,108	21,898
Depreciation and amortization	4,147	1,909	11,359	5,325
General and administrative	5,084	3,037	13,868	9,009
Total operating expenses	22,246	12,752	56,335	36,232
Operating income	25,135	16,525	68,998	51,798
Interest expense, net of capitalized interest	(2,733)	(2,128)	(6,965)	(3,950)
Other income (expense)	5	(460)	7	(462)
Total other income (expense)	(2,728)	(2,588)	(6,958)	(4,412)
Income before income taxes	22,407	13,937	62,040	47,386
Income tax expense	7,898	5,444	22,858	18,226
Net income	14,509	$8,493	39,182	$29,160
Less: Net Income Prior to the Offering	12,904		37,577
Net Income Subsequent to the Offering	1,605		1,605
Less: Net Income Attributable to Non-controlling Interests Subsequent to the Offering	1,079		1,079
Net Income Attributable to Oasis Midstream Partners LP	$526		$526
Net income per limited partner unit (basic and diluted) subsequent to the Offering
Common units	$0.02		$0.02
Subordinated units	0.02		0.02
Weighted average number of limited partner units outstanding - Basic
Common units	12,625,000		12,625,000
Subordinated units	13,750,000		13,750,000
Weighted average number of limited partner units outstanding - Diluted
Common units	12,625,055		12,625,055
Subordinated units	13,750,000		13,750,000

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Interest expense	$2,733	$2,128	$6,965	$3,950
Capitalized interest(1)	436	1,181	658	4,130
Amortization of deferred financing costs(2)	(7)	—	(7)	—
Cash Interest	3,162	$3,309	7,616	$8,080
Less: Cash Interest prior to the Offering	3,149		7,603
Cash Interest attributable to Oasis Midstream Partners LP	$13		$13
___________________
(1) Represents capitalized interest allocated to the predecessor prior to the Offering. No capitalized interest was recorded by the Partnership subsequent to the Offering, as no amounts were drawn under its Revolving Credit Facility.
(2) Represents the amortization of deferred financing costs on the Partnership’s Revolving Credit Facility subsequent to the Offering. No amounts of deferred financing costs were recorded and amortized by the predecessor prior to the Offering.

Adjusted EBITDA is supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and other non-cash adjustments. Adjusted EBITDA is not measures of net income (loss) or cash flows as determined by GAAP.

The Partnership defines Distributable Cash Flow (“DCF”) as Adjusted EBITDA attributable to OMP less cash paid for interest and maintenance capital expenditures. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA and DCF provides information useful to investors and analysts for assessing results of operations, financial performance and OMP’s ability to generate cash from business operations without regard to financing methods or capital structure, coupled with OMP’s ability to make distributions to OMP unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities, respectively.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measure of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended September 30,
	2017	2016
	(In thousands)
Net income	$14,509	$8,493
Income tax expense	7,898	5,444
Depreciation and amortization	4,147	1,909
Interest expense, net of capitalized interest	2,733	2,128
Other non-cash adjustments	286	218
Adjusted EBITDA	29,573	$18,192
Less: Adjusted EBITDA attributable to non-controlling interests(1)	19,074
Less: Adjusted EBITDA attributable to net assets excluded from the Offering(1)	(682)
Adjusted EBITDA attributable to Oasis Midstream Partners LP(1)	11,181
Maintenance capital expenditures(1)	1,293
Distributable Cash Flow attributable to Oasis Midstream Partners LP(1)	$9,888

Net cash provided by operating activities	$29,093	$18,547
Current tax expense	6,042	4,761
Interest expense, net of capitalized interest	2,733	2,128
Changes in working capital	(8,288)	(7,244)
Other non-cash adjustments	(7)	—
Adjusted EBITDA	29,573	$18,192
Less: Adjusted EBITDA attributable to non-controlling interests(1)	19,074
Less: Adjusted EBITDA attributable to net assets excluded from the Offering(1)	(682)
Adjusted EBITDA attributable to Oasis Midstream Partners LP(1)	11,181
Maintenance capital expenditures(1)	1,293
Distributable Cash Flow attributable to Oasis Midstream Partners LP(1)	$9,888
___________________
(1) Amounts above calculated as if the Partnership’s IPO occurred prior to the third quarter of 2017.
(2) Cash Interest attributable to the Partnership has been excluded from the above calculation of Distributable Cash Flow attributable to Oasis Midstream Partners LP. The Partnership entered into its Revolving Credit Facility on September 25, 2017 and no amounts were drawn under the Revolving Credit Facility during the period subsequent to the Offering. The unused portion of the Revolving Credit Facility is subject to a commitment fee ranging from 0.375% to 0.500%.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Net income	$14,509	$8,493	$39,182	$29,160
Income tax expense	7,898	5,444	22,858	18,226
Depreciation and amortization	4,147	1,909	11,359	5,325
Interest expense, net of capitalized interest	2,733	2,128	6,965	3,950
Other non-cash adjustments	286	218	999	661
Adjusted EBITDA	29,573	$18,192	81,363	$57,322
Less: Adjusted EBITDA prior to the Offering	27,694		79,484
Adjusted EBITDA subsequent to the Offering	1,879		1,879
Less: Adjusted EBITDA attributable to non-controlling interests	1,214		1,214
Adjusted EBITDA attributable to Oasis Midstream Partners LP	665		665
Cash Interest attributable to Oasis Midstream Partners LP	13		13
Maintenance capital expenditures	84		84
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$568		$568

Net cash provided by operating activities	$29,093	$18,547	$71,569	$56,321
Current tax expense	6,042	4,761	17,618	15,741
Interest expense, net of capitalized interest	2,733	2,128	6,965	3,950
Changes in working capital	(8,288)	(7,244)	(14,782)	(18,690)
Other non-cash adjustments	(7)	—	(7)	—
Adjusted EBITDA	29,573	$18,192	81,363	$57,322
Less: Adjusted EBITDA prior to the Offering	27,694		79,484
Adjusted EBITDA subsequent to the Offering	1,879		1,879
Less: Adjusted EBITDA attributable to non-controlling interests	1,214		1,214
Adjusted EBITDA attributable to Oasis Midstream Partners LP	665		665
Cash Interest attributable to Oasis Midstream Partners LP	13		13
Maintenance capital expenditures	84		84
Distributable Cash Flow attributable to Oasis Midstream Partners LP	$568		$568